UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2018

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 Bering Drive, Suite #510
Houston, TX 77057

(Address of principal executive office, including zip code)

(817) 585-9001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 2, 2018, Lilis Energy, Inc. (“Lilis” or the “Company”) entered into a crude oil takeaway and sales agreement with SCM Crude, LLC (“SCM”), an affiliate of Salt Creek Midstream, LLC (“SCM”), which is an affiliate of ARM Energy Holdings, LLC, to secure firm takeaway pipeline capacity through SCM on a long-haul crude oil pipeline to the Gulf Coast.

The Agreement provides for 6,000 barrels per day of firm capacity, at a specified price, beginning July 1, 2019 through June 30, 2020, and 5,000 barrels per day from July 1, 2020 through June 30, 2024. Lilis will have firm takeaway and firm pricing commencing July 1, 2019, and the ability to increase capacity subject to availability by SCM. Further, SCM has agreed to purchase the crude from Lilis at a price based on the Magellan East Houston price with a fixed “differential basis” providing price relief versus current market conditions.

Item 7.01     Regulation FD Disclosure.

On August 2, 2018, the Company issued a Press Release in connection with the Agreement referenced in Item 1.01 above.

A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished under this Item 7.01, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as specifically stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated August 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 3, 2018	LILIS ENERGY, INC.

		By:	/s/ Joseph C. Daches
Joseph C. Daches
Executive Vice President, Chief Financial Officer and Treasurer